Exhibit 99.1

Corporate Headquarters 9009 Carothers Parkway, Suite C-2 Franklin, Tennessee 37067

Investor Contacts:
Ron Scarboro	Tripp Sullivan
Chief Financial Officer	Corporate Communications, Inc.
ronald.scarboro@medquist.com	tripp.sullivan@cci-ir.com
(615) 798-4350	(615) 324-7335
MedQuist Holdings Provides Additional Information
Regarding the Proposed Short-Form Merger for
Remaining MedQuist Inc. Shares
FRANKLIN, Tenn., Oct. 12, 2011 — MedQuist Holdings Inc. (Nasdaq:MEDH), (“the Company”) a leading provider of integrated clinical documentation solutions for the U.S. healthcare industry, today announced that it intends to request that the U.S. Securities and Exchange Commission (“SEC”) declare its pending registration statement effective and that it intends to complete its previously announced proposed short-form merger with MedQuist Inc. during October 2011. As previously announced, the Company no longer intends to conduct a registered exchange offer prior to the completion of the short-form merger. The Company has decided to forego the registered exchange offer due to timing and cost considerations.
In the short-form merger, each of the remaining 1,231,246 shares of common stock of MedQuist Inc. (OTCQB:MEDQ) not currently owned by the Company or its subsidiaries will be converted into a share of Company common stock. The conversion of MedQuist Inc. common stock into Company common stock pursuant to the short-form merger generally will be a taxable event for U.S. federal income tax purposes. Each holder of MedQuist Inc. common stock should consult his, her or its own tax advisor for a full understanding of the tax consequences to him, her or it of the short-form merger. The exchange of MedQuist Inc. common stock for Company common stock pursuant to the previously contemplated registered exchange offer may have qualified as a non-taxable exchange for U.S. federal income tax purposes. The short-form merger will result in the Company’s ownership of MedQuist Inc. common stock increasing from approximately 97% to 100% and will bring the total proforma shares outstanding of the Company to approximately 57.9 million on a fully diluted basis as of September 30, 2011 (consistent with the Company’s expectation of approximately 54.7 million shares outstanding on a weighted average basis for the year). The Company has been reporting its per share results on a proforma basis as if it already owned 100% of MedQuist Inc. so there will be no impact or dilution to the per share results as a result of this short-form merger.
Following the short-form merger, MedQuist Inc. will become an indirect wholly-owned subsidiary of the Company, will cease to be a separate SEC reporting company and its common stock will no longer trade on the OTCQB or on any other market.
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Phone: 615.798.6000	Fax: (866) 796-5127	www.medquist.com

MEDH Provides Additional Information Regarding the Proposed Short-Form Merger for Remaining MedQuist Inc. Shares

October 12, 2011
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The issuance of shares pursuant to the merger will only be made pursuant to a Registration Statement on Form S-4, a letter of transmittal and related offer documents filed or to be filed by the Company with the SEC. INVESTORS AND SECURITY HOLDERS OF MEDQUIST INC. ARE URGED TO READ SUCH REGISTRATION STATEMENT ON FORM S-4 AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. UPON FILING WITH THE SEC, THE REGISTRATION STATEMENT AND RELATED DOCUMENTS WILL BE AVAILABLE FREE ON THE SEC’S WEBSITE (HTTP://WWW.SEC.GOV).
About MedQuist Holdings
MedQuist is a leading provider of clinical narrative capture services, Speech Understanding technology from M*Modal and clinical documentation workflow. MedQuist’s enterprise solutions — including mobile voice capture devices, speech recognition, Web-based workflow platforms and global network of medical editors — help healthcare facilities facilitate adoption of electronic health records (EHR), improve patient care, increase physician satisfaction and lower operational costs. For more information, please visit www.medquist.com.
Forward-Looking Statements
Information provided and statements contained in this press release that are not purely historical, such as statements regarding the timing of the acceleration and effectiveness of the Company’s pending registration statement, the timing of the short-form merger and the tax treatment of the conversion of MedQuist Inc. common stock into Company common stock pursuant to the short-form merger, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and the Company assumes no obligation to update the information included in this press release. Statements made in this press release that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the SEC). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

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